UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2007

CONSTAR INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 000-16496

Delaware	13-1889304
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, PA 19154-4599

(Address of Principal Executive Offices and Zip Code)

215.552.3700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 9, 2007, pursuant to that certain Instrument of Resignation, Appointment and Acceptance (the “Instrument of Resignation”) by and among US Bank, National Association (“US Bank”), Wells Fargo Bank, National Association (“Wells Fargo”) and Constar International Inc. (“Constar”), Wells Fargo resigned its service as trustee under that certain Indenture, dated as of November 20, 2002 by and among Constar, the Note Guarantors party thereto and Wells Fargo, as supplemented pursuant to a supplemental indenture dated as of February 11, 2005 among Constar, the Note Guarantors, Constar International U.K. Limited and Wells Fargo (the “Indenture”). Wells Fargo resigned because it is now providing services in connection with Constar retirement plans.

Pursuant to the Instrument of Resignation, US Bank has agreed to act as trustee (the “Trustee”) under the Indenture effective as of April 9, 2007. US Bank is a national banking association. The Trustee’s corporate trust office is located at U.S. Bank National Association, Corporate Trust Services, 60 Livingston Avenue, St. Paul, MN 55107-2292, or at such other address as the Trustee may designate from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: April 13, 2007	By:	/s/ Walter S. Sobon
Walter S. Sobon
Executive Vice President and Chief Financial Officer